SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 8, 2008

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

        At June 30, 2008, Independent Bank Corporation had $6.2 million (fair value) of Fannie Mae and Freddie Mac preferred stock included in trading securities in its Consolidated Statement of Financial Condition. Changes in the fair value of these securities are recorded as a component of non-interest income each quarter. On September 8, 2008, the fair value of these securities had declined to approximately $0.5 million due largely to the developments over this past weekend concerning Fannie Mae and Freddie Mac related to the intervention by the Federal Housing Finance Agency.

        The total potential remaining loss (since June 30, 2008) on the Company's investment in Fannie Mae and Freddie Mac preferred stock is $4.0 million on an after-tax basis, which represents only 1.66% of the Company's total Tier 1 capital of $241.9 million at June 30, 2008. Even if this entire potential loss is realized, the Company would remain "well-capitalized" for regulatory capital purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 8, 2008	INDEPENDENT BANK CORPORATION (Registrant) By /s/ Robert N. Shuster —————————————— Robert N. Shuster Executive VP and CFO

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